                            SCHEDULE 14C INFORMATION

 Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                                    of 1934

Check the appropriate box:

[ ]     Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[x]     Definitive Information Statement

                           MARKLAND TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Rules 14c-5(g) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                           MARKLAND TECHNOLOGIES, INC.
                              54 Danbury Road, #207
                          Ridgefield, Connecticut 06877
                        E-mail: Markland@Marklandtech.com

              Notice of Written Consent of Shareholders in Lieu of
                         Special meeting of Shareholders
                        To Be Effective October 26, 2003

                                                                 October 6, 2003

To the Shareholders of Markland Technologies, Inc.:

         We are circulating this Information Statement to inform our shareholders about shareholder action which has been approved by written consent of the Markland shareholders who hold at least a majority of the voting power of our common stock, at least 67% of the voting power of our Series C Cumulative Convertible Preferred Stock, and at least 67% of the voting power of our Series D Cumulative Convertible Preferred Stock. Our shareholders approved a 1-for-60 reverse stock split of all of the issued and outstanding shares of our Commmon Stock. The number of shares of Common Stock which we are authorized to issue will remain unchanged.

         As required by Rule 14c-2 under the Securities Exchange Act of 1934, the action to which our shareholders have consented will not be effective until 20 days after the date this Information Statement is mailed to the shareholders.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

         We attach an Information Statement providing information about the reverse stock split and related matters and encourage you to read it carefully. The Information Statement serves as written notice to shareholders required by
Section 607.0704 of the Florida Business Corporation Act.

By Order of the Board of Directors,

                                                  /s/ Robert Tarini
                                                  -------------------------
                                                  Robert Tarini
                                                  Chairman

October 6, 2003
Ridgefield, Connecticut

                           MARKLAND TECHNOLOGIES, INC.

                              INFORMATION STATEMENT

         This Information Statement, which is being mailed to shareholders on or about October 6, 2003, is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by the management of Markland Technologies, Inc., a Florida corporation. It is intended to inform our shareholders of a 1-for-60 reverse stock split which has been authorized by the prior written consent of our shareholders in lieu of a special meeting of shareholders. The action authorized shall be effective on or about October 26, 2003, twenty days after the mailing of this Information Statement.

            THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
               AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER
                      ANY MATTER WHICH IS DESCRIBED HEREIN.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

         NOTICE IS HEREBY GIVEN that on or about October 26, 2003 we will effect 1-for-60 reverse stock split of our issued and outstanding shares of Common Stock. The number of shares of our Common Stock that we are authorized to issue will not be affected by the reverse split. Because the required percentages of our shareholders have voted in favor of the reverse stock split by written consent, we are not soliciting additional consents, and are sending this Information Statement only for informational purposes.

THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION STATEMENT IS OCTOBER 6, 2003

         Shareholders of record at the close of business on September 5, 2003 (the "Nominal Record Date") are entitled to notice of the action to be effective on or about October 26, 2003. As of the Nominal Record Date, Markland's authorized capitalization consisted of 500,000,000 shares of Common Stock, $.0001 par value per share (the "Common Stock"), of which 296,340,413 shares were issued and outstanding, and 5,000,000 shares of Preferred Stock, $0.0001 par value per share (the "Preferred Stock"). Our Board of Directors has designated some of the shares of Preferred Stock in four series as follows: (i) 30,000 shares have been designated as "Series A Convertible Preferred Stock", 30,000 shares of which are outstanding; (ii) 10 shares have been designated as "Series B Convertible Preferred Stock", no shares of which are outstanding;
(iii) 8,000 shares have been designated as "Series C Cumulative Convertible Preferred Stock," $.0001 par value per share (the "Series C Preferred Stock"), of which 4,825 shares are issued and outstanding; and (iv) 40,000 shares have been designated as "Series D Cumulative Convertible Preferred Stock," $.0001 par value per share (the "Series D Preferred Stock"), of which 16,790 shares are issued and outstanding.

         Pursuant to Rule 14c-2 under the Exchange Act, the reverse stock split cannot become effective until 20 days after the date of this Information Statement is mailed to our shareholders. We anticipate that the reverse stock split will be effected as of the close of business on or near October 26, 2003 by filing Articles of Amendment with the Secretary of State of the State of Florida.

         We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

         This Information Statement will serve as written notice to shareholders which we are requiered to deliver under Section 607.0704 of the Florida Business Corporation Act.

                                  ACTION TAKEN

         This Information Statement contains a brief summary of the material aspects of the reverse stock aplit recommended by our Board of Directors and approved by a least a majority of the voting power of our Common Stock, at least 67% of the voting power of our Series C Preferred Stock, and at least 67% of the voting power of our Series D Preferred Stock.

             DECREASE OF THE NUMBER OF ISSUED SHARES OF COMMON STOCK

General
-------

         The Board approved resolutions to effect a one-for-sixty reverse stock split. As a result, each sixty shares of our Common Stock will be converted automatically into one share of our Common Stock. To avoid the issuance of fractional shares of Common Stock, each fractional share resulting from the reverse split will be rounded up to a whole share. The reverse stock split does not reduce the 500,000,000 shares of Common Stock that Markland is authorized to issue.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ROUNDING UP OF FRACTIONAL SHARES.

Purpose and Material Effects of the Reverse Stock Split
-------------------------------------------------------

         Our Common Stock has traded at market prices ranging from a low of approximately $0.02 to a high of approximately $0.40 in the fiscal year ended June 30, 2003, and the average price during the first, second, third and fourth quarter of such fiscal year was respectively $0.02, $0.1506, $0.223, and $0.1339. As of September 5, 2003 the closing price was $0.09 and there were 296,340,413 shares of the Common Stock outstanding. Our Board believes that the low price for our Common Stock may contribute to a lack of shareholder interest in the Company, may make it difficult to attract new investors, and is a factor that prevents us from meeting the listing standards for a stock exchange or securities association. This reduces the usefulness of the Common Stock for financing purposes to support our operations and as consideration for potential acquisitions. The reverse stock split would result in a higher price per share for our Common Stock which we will believe will make our company more attractive to investors and securities professionals.

         When a company undertakes a reverse stock split, it substitutes one share of a class of stock for a predetermined number of shares of the same stock. A reverse stock split does not increase the market capitalization of the company. For example, assume a company has 90,000,000 shares of common stock outstanding, with a market price of $.10 per share, and that the company declares a 1 for 30 reverse stock split. After the reverse split, the company will have 1/30 as many shares outstanding, or 3,000,000 shares in this example, and its stock will have a market price of $3.00 per share immediately as the reverse stock split is effected. An investor who owned 30,000 shares before the reverse stock split will own 1,000 shares afterwards, with a trading value of $3.00 per share. Before and after the reverse stock split the investor's stock is worth $3,000.

         We cannot predict the effect of the reverse split upon the market price for our Common Stock. The history of reverse stock splits for companies in like circumstances is varied. The market price per share of our Common Stock after the reverse split could remain the same, increase or decrease. Matters unrelated to the market's perception of our reverse split, such as the performance of our company, may also affect the price.

         The reverse stock split will affect all of our shareholders uniformly. No shareholder's percentage ownership interests in the Company or proportionate voting power will change, except to the extent any shareholder would own a whole share in lieu of a fractional share in consequence of the reverse split.

         The principal effect of the reverse stock split will be that (a) the number of shares of Common Stock issued and outstanding will be reduced from 296,340,413 shares as of September 5, 2003 to approximately 4,939,007 shares (depending on the number of fractional shares that are rounded up) and (b) holders of all Preferred Stock convertible into Common Stock would receive upon conversion of their Preferred Stock, upon payment of the pre-reverse-split conversion price (and without giving effect to conversion price adjustments, if any), one-sixtieth of the number of shares of Common Stock which they would have received prior to the reverse split.

         The reverse stock split will not affect the par value of our Common Stock. When the reverse stock split becomes effective, the stated capital on our balance sheet attributable to our Common Stock will be reduced to one-sixtieth of its present amount to approximately $494.00, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding. The change in our capital accounts will be reflected in subsequent financial statements, along with a notation of the change in outstanding shares of Common Stock, as a result of the reverse split.

         The Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Exchange Act. We will remain subject to the periodic reporting requirements of the Exchange Act and continue to file reports with the SEC.

         If the market price of our Common Stock decreases after the reverse split, the percentage decline in price and of our overall market capitalization may be greater for stockholders than would be the case without the reverse split. The reduction in the outstanding number of our shares may in some cases adversely effect the marketability of our Common Stock. The number of shareholders of the Company who own odd lots (fewer than 100 shares) may increase. Odd lots holders often experience an increase in the cost of selling their shares, and perhaps greater difficulty in effecting such sales.

Procedure for Exchange of Stock Certificates
--------------------------------------------

         After the reverse split, we will authorize the issuance of certificates representing one share of Common Stock in exchange for each sixty shares of Common Stock presently outstanding upon surrender of an existing certificate evidencing outstanding shares of Common Stock.

         Florida Atlantic Stock Transfer, Inc., the transfer agent, will represent us as exchange agent ("Exchange Agent") in connection with the reverse split. The holders of the Common Stock will be notified that the reverse split has been effected and may surrender to the Exchange Agent any certificate(s) representing outstanding shares of Common Stock in exchange for new certificate(s) representing the reduced number of shares of Common Stock, rounded up for fractional shares (see below), that will result from the reverse split. To eliminate confusion in the transactions of the Common Stock, we recommend that shareholders surrender their certificates for exchange, but shareholders are not required to do so. We will continue to honor any old certificates, subject to the effect of the reverse split prior to any future transfer. We will not pay any costs of issuing new certificates. On the effective date of the reverse split, each certificate representing shares of Common Stock will be deemed for all purposes to represent the reduced number of shares of Common Stock that will result from the reverse split, whether or not the certificate representing outstanding common stock are surrendered for exchange.

Fractional Shares
-----------------

         We will not issue fractional certificates for post-reverse stock split shares in connection with the reverse stock split. Instead, one additional whole share of Common Stock will be issued for each fractional share resulting from the reverse stock split.

Federal Income Tax Consequences of the Reverse Stock Split
----------------------------------------------------------

         The next paragraph is a summary of material federal income tax consequences of the reverse stock split and does not purport to be complete. The summary does not cover any state, local, foreign or minimum income or other tax consequences. Nor does it address the tax consequences to holders such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities, who are subject to special tax rules. The summary is based on the United States federal income tax law as of the date of this Information. Tax law is subject to change retroactively and prospectively. This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). We urge each stockholder to consult with a tax advisor as to the consequences of the reverse stock split.

         No gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the reverse stock split. The aggregate tax basis of the shares received in the reverse stock split, including any fraction of a share deemed to have been received, would be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split.

         Our beliefs as to the tax consequence of the reverse stock split do not bind the Internal Revenue Service or the courts.

                                VOTING SECURITIES

         Only stockholders of record at the close of business on September 5, 2003, the Nominal Record Date, will be entitled to notice of the action described in this Information Statement. On the Nominal Record Date, there were outstanding and entitled to vote 296,340,413 shares of Common Stock, 4,825 shares of Series C Preferred Stock and 16,790 shares of Series D Preferred Stock. Each share of Common Stock, Series C Preferred Stock and Series D Preferred Stock is entitled to one vote. To the extend required by the Florida Business Corporation Act or our Articles of Incorporation, each class of Preferred Stock votes as a separate class on certain matters. Because at least a majority of our Common Stock and at least 67% of each series of Preferred Stock are held collectively by only four entities, we were able to procure their consents to the reverse stock split without soliciting consents from other stockholders, and, therefore, we did not fix a record date for such action.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth, as of September 5, 2003 the shares of each class of our voting capital stock beneficially owned by each person, including executive officers and directors, known to us to be the beneficial owner of more than 5% of the outstanding shares of each such class and our directors and executive officers as a group.

         All persons named in the table have the sole voting and dispositive power, unless otherwise indicated, with respect to the capital stock beneficially owned.

                                           SHARES OF           PERCENTAGE OF
NAME AND ADDRESS (1)                     CAPITAL STOCK (2)         CLASS
=======================================  =================  ====================

COMMON STOCK
------------

Eurotech, Ltd.                              136,621,298            46.10%
10306 Eaton Place, Suite 220
Fairfax, VA 22030

Syqwest, Inc.                                45,000,000 (3)        15.19%
88 Royal Little Drive
Providence, RI 02904

ipPartners, Inc.                             29,990,917 (4)        10.12%
P.O. Box 1490
Coventry, RI 02816

James LLC                                    20,158,019 (5)         6.8%
P.O. Box 866
George Town Anderson Square Building
Shedden Road
Cayman Islands
British West Indies

ASI Technology Corporation                   15,980,000             5.39%
980 American Pacific Drive, #111
Henderson, NV 89014

Robert Tarini                                34,939,802 (6)        11.79%
C/o Markland Technologies, Inc.

Kenneth P. Ducey, Jr.                         4,948,885             1.67%
C/o Markland Technologies, Inc.

Delmar R. Kitner                              4,948,885             1.67%
C/o Markland Technologies, Inc.

All Directors and Executive Officers
  as a Group (3 persons)                     44,837,572 (7)        15.13%

SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK (8)
---------------------------------------------------

Market, LLC                                       3,812            79.01%
P.O. Box 866
George Town Anderson Square Building
Shedden Road
Cayman Islands
British West Indies

James LLC                                         1,013            20.99%
(as above)

SERIES D CUMULATIVE CONVERTIBLE PREFERRED STOCK (9)
---------------------------------------------------

Woodward LLC                                     16,000            95.29%
Harbour House, 2nd Floor
Waterfront Drive
P.O. Box 972
Road Town, Tortola
British Virgin Islands

James LLC                                           790             4.71%
(as above)

(1) The address of each of the persons named in the table above, unless otherwise indicated, is c/o Markland Technologies, Inc., #207 - 54 Danbury Road, Ridgefield, Connecticut 06877.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). In computing the number of shares owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of September 5, 2003, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. This table has been prepared based on 296,340,413 shares of Common Stock, 4,825 shares of Series C Preferred Stock, and 16,790 shares of Series D Preferred outstanding as of September 5, 2003.

(3) Does not include 4,948,885 shares of Common Stock owned by Robert Tarini, Chairman of the Board of the Company and a Director and minority stockholder of Syqwest, Inc. Mr. Tarini disclaims beneficial ownership of the shares of Common stock owned by Syqwest, Inc.

(4) Does not include 4,948,885 shares of Common Stock held by Robert Tarini, Chairman of the Board of the Company and a Director and majority stockholder of ipPartners, Inc.

(5) Does not include shares of Common Stock issuable upon conversion of the shares of Series C Convertible Preferred Stock and the shares of Series D Convertible Preferred Stock owned by James LLC. See notes 8 and 9.

(6) Includes the 29,990,917 shares of Common Stock owned by ipPartners, Inc. but does not include the 45,000,000 shares of Common Stock owned by Syqwest, Inc. of which Mt. Tarini disclaims beneficial ownership. See notes 3 and 4.

(7) Includes the 29,990,917 shares of Common Stock owned by ipPartners, Inc. See note 6.

(8) The Series C Preferred Stock is convertible into Common Stock at the option of the holder at the rate of 10% per month from June 9, 2003, at a conversion price ranging from 65% to 80% of the Common Stock's market price at the time of conversion. Assuming an average market price of $0.10 and a conversion rate equal to 80% of the market price and taking into account accrued interest, the Series C Preferred Stock would convert into an aggregate of 62,757,151 shares of Common Stock. The Registrant's Articles of Amendment, as amended to date, provided, however, that the number of shares of Common Stock that may be acquired upon conversion of the Series C Preferred by any holder thereof shall be limited to the extent that such holder, or such holder's affiliate or other person whose beneficial ownership would be aggregated with such holder for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") shall not exceed 9.999% of the issue and outstanding shares of Common Stock. Additionally, Market LLC holds a $500,000 note of the Company convertible at any time, at the option of Market LLC, into up to 6.25 million shares of the Company's Common Stock, subject to the above stated 9.999% limitation.

(9) The Series D Preferred Stock is convertible into Common Stock at the option of the holder at the at a conversion price ranging from 65% to 80% of the Common Stock's market price at the time of conversion. Assuming an average market price of $0.10 and a conversion rate equal to 80% of the market price and taking into account accrued interest, the Series D Preferred Stock would convert into an aggregate of 209,875,000 shares of Common Stock. The Registrant's Articles of Amendment, as amended to date, provided, however, that the number of shares of Common Stock that may be acquired upon conversion of the Series D Preferred by any holder thereof shall be limited to the extent that such holder, or such holder's affiliate or other person whose beneficial ownership would be aggregated with such holder for purposes of Section 13(d) of the Exchange Act shall not exceed 9.999% of the issue and outstanding shares of Common Stock.

                               CHANGES IN CONTROL

1. December 2002. Pursuant to an Exchange Agreement dated December 9, 2002 by and among Eurotech, Ltd., Markland, Crypto.com, Inc. (a wholly-owned subsidiary of Eurotech), Security Technology, Inc., ipPartners, Inc., Market LLC and James LLC, Eurotech and Crypto.com agreed to license and transfer certain intellectual property to Security Technology, Inc., a newly-formed subsidiary of Markland, in exchange for 239,927,344 shares of Markland Common Stock.

         When the transaction closed on December 19, 2002, Eurotech beneficially owned 80% of our Common Stock and we became its majority-owned subsidiary. Eurotech, whose shares are publicly traded, files reports with the SEC under the Exchange Act. We also issued 29,990,917 shares of our Common Stock to ipPartners in exchange for discharge of certain obligations owed in connection with property transferred to our subsidiary, Security Technology, Inc.

         In connection with this transaction, we recapitalized our company and issued Market LLC and James LLC $5.25 million in stated value of our Series C Preferred Stock in exchange for $5.25 million of our convertible promissory notes and all of our shares of Common Stock then held by such companies.

         Contemporaneously with the closing, the Company's Board of Directors appointed Kenneth P. Ducey, Robert Tarini and Delmar R. Kintner to serve as directors. Lawrence Shatsoff resigned as director and President, and David E. Danovitch resigned as director. Delmar R. Kintner was appointed President, and Kenneth P. Ducey, Jr. was appointed Executive Vice President and Secretary, of the Company.

2. July, 2003. We entered into an Exchange Agreement dated July 9, 2003 with Syqwest, Inc. pursuant to which it agreed to receive 45,000,000 shares, valued at $.01 per share, of our common stock as the form of payment for $450,000 that we owed to Syqwest in connection with services it rendered to us, which agreement was amended and restated in an Amended and Restated Exchange Agreement dated July 24, 2003 (the "Amended Exchange Agreement"). The Amended Exchange Agreement provides that we may re-purchase some or all of such shares for $.01 per share. The services rendered by Syqwest involved engineering, a field technician, purchasing and program management in connection with our Vehicle Stopping System and SIRS secondary inspection tracking device that are integral to the border security technology business we are engaged in pursuant to the U.S. government's initiatives to increase homeland security. The issuance of such shares resulted in a change of control such that Eurotech Ltd., the former majority holder of our common stock, became a minority holder.

         At this time, there is no arrangement which may result in a change in control of Markland Technologies.

                               DISSENTERS' RIGHTS

         The Florida Business Corporation Act does not provide for dissenters' rights of appraisal in connection with the action being taken as notices by this information statement.

                             ADDITIONAL INFORMATION

         If you have any questions about the actions described above, you may contact Kenneth Ducey, 54 Danbury Road, #207, Ridgefield, Connecticut 06877 (e-mail: markland@marklandtech.com).

         We are subject to the informational requirements of the Exchange Act and in accordance with the requirements thereof, file reports, proxy statements and other information with the SEC. Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

         We filed our annual report for the fiscal year ended June 30, 2002 on Form 10-KSB with the SEC. A copy of the annual report on Form 10-KSB (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any shareholder to Kenneth Ducey, 54 Danbury Road, #207, Ridgefield, Connecticut 06877. Copies of all exhibits to the annual reports on Form 10-KSB are available upon a similar request, subject to payment of a $.50 per page charge to reimburse us for expenses in supplying any exhibit.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Reverse Stock Split which is not shared by all other stockholders, pro rata.

                 MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

         If you are a stockholder of record and have more than one account in your name or at the same address as other stockholders of record, you may authorize the Company to discontinue mailings of multiple Information Statements. To do so, you may either: (i) telephone us at (203) 894-9700; or
(ii) send a letter to us at 54 Danbury Road, #207, Ridgefield, Connecticut
06877.

                           COMPANY CONTACT INFORMATION

         All inquiries regarding the Company should be addressed to the Company's principal executive offices:

                              54 Danbury Road, #207
                          Ridgefield, Connecticut 06877
                       E-mail: markland@marklandtech. com

                      DISTRIBUTION OF INFORMATION STATEMENT

         The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

         Pursuant to the requirements of the Exchange Act, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors,

                                                 /S/  Robert Tarini
                                                 --------------------------
                                                 Robert Tarini, Chairman

October 6, 2003
Ridgefield, Connecticut